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                                                                    Exhibit 23.6



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of World Access, Inc. and subsidiaries for the registration of 393,060 shares of its common stock and to the incorporation by reference therein of our report dated November 4, 1998, with respect to the consolidated financial statements and schedule of Telco Systems, Inc. for the year ended August 30, 1998 included in World Access, Inc.'s Registration Statement on Form S-4 dated November 10, 1998.

                                                 /s/  Ernst & Young LLP

Boston, Massachusetts
August 30, 1999